ALEXANDER & BALDWIN, INC.

                       RESTRICTED STOCK ISSUANCE AGREEMENT
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         AGREEMENT made as of ________,  20__, by and between ALEXANDER &
BALDWIN, INC., a Hawaii corporation (the "Corporation"), and ________________ (the "Participant").

         All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Corporation's 1998 Stock Option/Stock Incentive Plan, as amended (the "Plan").

A. ISSUANCE OF SHARES
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1. Issuance. In consideration for Services and as an incentive to remain in the
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Service of the Corporation (or any Parent or Subsidiary), the Participant shall be issued _________ shares (the "Issued Shares") of common stock of the Corporation (the "Common Stock") pursuant to the provisions of the Stock Issuance Program of the Plan. The Issued Shares shall be unvested and subject to the Service vesting requirements set forth in Paragraphs C.1 and C.4 hereof. To the extent such vesting requirements are not satisfied, the Issued Shares shall be subject to cancellation under the terms described in Paragraph C.2 hereof.

2. Stockholder Rights. Except to the extent all or a portion of the Issued
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Shares are cancelled pursuant to the provisions of Paragraph C.2 hereof, the
Participant shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Issued Shares, subject, however, to the restrictions and conditions of this Agreement.

3. Escrow. The Corporation shall hold the Issued Shares in escrow until those
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shares have vested in accordance with the vesting provisions of Paragraphs C.1 and C.4 hereof. The Issued Shares which so vest shall be released from escrow, subject to the Corporation's collection of the applicable Withholding Taxes in accordance with Section D hereof. For purposes of this Agreement, the Withholding Taxes mean the minimum federal, state and local income taxes and the employee portion of the federal, state and local employment taxes (including FICA taxes) required to be withheld by the Corporation in connection with the Participant's vesting in the Issued Shares.

4. Compliance with Law. Under no circumstances shall shares of Common Stock be
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issued or delivered to the Participant pursuant to the provisions of this
Agreement unless there shall have been compliance with all applicable requirements of Federal and state securities laws, all applicable listing requirements of the Nasdaq Global Select Market or any other national securities exchange on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

B. TRANSFER RESTRICTIONS
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1. Restriction on Transfer. The Participant shall not transfer, assign, encumber
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or otherwise dispose of any of the Issued Shares which are subject to the cancellation provisions of Paragraph C.2 hereof.

2. Restrictive Legend. The stock certificate(s) for unvested Issued Shares shall
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be endorsed with the following restrictive legend:

         "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY HAVE BEEN ISSUED PURSUANT TO THE PROVISIONS OF THE STOCK ISSUANCE PROGRAM OF THE ALEXANDER & BALDWIN, INC. 1998 STOCK OPTION/STOCK INCENTIVE PLAN, AS AMENDED ("PLAN") AND ARE SUBJECT TO CANCELLATION BY THE CORPORATION, UPON THE TERMS AND CONDITIONS SPECIFIED IN A WRITTEN AGREEMENT DATED AS OF ___________, 20__ BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES. A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE CORPORATION'S PRINCIPAL CORPORATE OFFICES. WHILE SUCH CANCELLATION RIGHT IS IN EFFECT, THE CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR PLEDGED."

C.       VESTING/CANCELLATION OF THE ISSUED SHARES
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1. Vesting. The Issued Shares shall initially be unvested and subject to
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cancellation in accordance with the provisions of Paragraph C.2 hereof. The following vesting schedule shall be in effect for the Issued Shares:

                  The Issued Shares shall vest in three (3) successive equal annual installments upon Participant's completion of each year of Service over a three-year period measured from the date of this Agreement; provided, however, that any unvested shares shall automatically vest upon the occurrence of:

                 (i) the Participant's cessation of Service by reason of normal retirement (age 65) or approved early retirement (age 55 plus 5 years Service), or

                (ii) the Participant's termination of Service by reason of death or Permanent Disability.

Upon vesting, the Participant shall acquire a fully-vested interest in, and the transfer restrictions of Paragraph B hereof and the cancellation provisions of Paragraph C.2 hereof shall terminate with respect to, the vested Issued Shares. The vested Issued Shares shall be released from escrow as soon as administratively practicable, subject to the Corporation's collection of the applicable Withholding Taxes.

For purposes of the vesting provisions of this Paragraph C.1, Service shall mean the Participant's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee or a non-employee member of the board of directors of any Subsidiary. Participant shall be deemed to cease such Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or the Corporation's written leave of absence policy, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

2. Cancellation of Issued Shares. To the extent the Participant does not vest in
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the Issued Shares in accordance with either the performance vesting or the
Service vesting requirements set forth in Paragraph C.1 hereof or the vesting acceleration provisions of Paragraph C.4 hereof, those unvested Issued Shares, together with the stock certificates evidencing those shares, shall be immediately cancelled, without any cash or other payment due from the Corporation with respect to the cancelled Issued Shares, and the Participant shall no longer be entitled to any rights as a stockholder with respect to those shares or to any other entitlement or interest with respect to such shares.

3. Recapitalization. Any new, substituted or additional securities or other
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property (including cash paid other than as a regular cash dividend) which the
Participant might have the right to receive with respect to unvested Issued Shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchanges of shares, spin-off transaction, extraordinary dividend or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, shall be issued subject to the cancellation provisions and the escrow requirements hereunder.

4. Change in Control. In the event of a Change in Control during the
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Participant's period of Service, then the cancellation provisions of Paragraph
C.2 hereof shall lapse in their entirety, and the Issued Shares shall vest in full and shall be released from escrow as soon as administratively practicable, subject to the Corporation's collection of the applicable Withholding Taxes in accordance with Section D hereof.

D. SATISFACTION OF WITHHOLDING TAXES THROUGH SHARE WITHHOLDING
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1. The Participant is hereby provided with the right (the "Share Withholding
Right"), exercisable in accordance with the terms and conditions set forth in Paragraph D.2 below, to satisfy the Withholding Taxes which become due upon the vesting of the Issued Shares under this Agreement by directing the Corporation to withhold, from the vested Issued Shares to be released from escrow and delivered to the Participant at that time, a portion of those Issued Shares with a Fair Market Value (measured as of the vesting date) equal to the percentage of the applicable Withholding Taxes (not to exceed one hundred percent (100%)) designated by the Participant; provided, however, that the amount of Issued Shares which the Corporation shall be required to so withhold shall not exceed the amount necessary to satisfy the Corporation's required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

2. The Participant may only exercise the Share Withholding Right by providing written notice to the Corporation's Vice President-Human Resources:

           - at least three (3) months prior to the scheduled vesting date for the Issued Shares, and

           - during an open window period in which trading in the Corporation's securities is not precluded by the Corporation's insider trading policies.

                  The notice, once given, shall be irrevocable and cannot be modified or revised in any manner.

3. Should the Participant not exercise the Share Withholding Right in accordance with the applicable timing requirements of Paragraph D.2, then none of the Issued Shares shall be applied to the satisfaction of the Withholding Taxes due upon the vesting of the Issued Shares, and the Participant must deliver to the Corporation a check in the amount of those Withholding Taxes at or before the time the Issued Shares vest.

4. Should the Participant exercise the Share Withholding Right in accordance with the requirements of Paragraph D.2, then the number of vested Issued Shares which shall be delivered to him or her shall be reduced by the number of Issued Shares withheld by the Corporation to satisfy the percentage of the applicable Withholding Taxes specified by the Participant in his or her notice of exercise of such right. No fractional Issued Shares shall be withheld pursuant to such Share Withholding Right. To the extent the number of Issued Shares withheld is not sufficient to cover all the applicable Withholding Taxes, the Participant shall pay the remaining amount to the Corporation in check payable to the Corporation's order.

E. GENERAL PROVISIONS
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1. At Will Employment. Nothing in this Agreement or in the Plan shall confer
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upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant's Service at any time for any reason, with or without cause.

2. Notices. Any notice required to be given under this Agreement shall be in
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writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

3. No Waiver. No waiver of any breach or condition of this Agreement shall be
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deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

4. Cancellation of Shares. Should the cancellation provision contained in
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Paragraph C.2 hereof become applicable in connection with the Participant's termination of Service, then from and after that time, the person from whom such shares are to be cancelled shall no longer have any rights as a holder of such shares. Such shares shall be deemed cancelled in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered to the Corporation.

5. Participant Undertaking. The Participant hereby agrees to take whatever
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additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Issued Shares pursuant to the provisions of this Agreement.

6. Agreement and Plan Constitute Entire Contract. This Agreement and the Plan
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constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

7. Governing Law. This Agreement shall be governed by, and construed in
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accordance with, the laws of the State of Hawaii without resort to that State's choice of law rules.

8. Counterparts. This Agreement may be executed in counterparts, each of which
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shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

9. Successors and Assigns. The provisions of this Agreement shall inure to the
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benefit of, and be binding upon, the Corporation and its successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                            ALEXANDER & BALDWIN, INC.



                            By
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                               Its Vice President


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                                             Participant

                            Address:


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